Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 6 TO CREDIT AGREEMENT

AMENDMENT NO. 6 TO CREDIT AGREEMENT, dated as of May 11, 2015 (this “Amendment”), is entered into by and among SENSATA TECHNOLOGIES B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “BV Borrower”), SENSATA TECHNOLOGIES FINANCE COMPANY, LLC, a Delaware limited liability company (the “US Borrower”, and together with the BV Borrower, the “Borrowers”), SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Parent”), MORGAN STANLEY SENIOR FUNDING, INC. and BARCLAYS BANK PLC as joint lead arrangers and bookrunners, MORGAN STANLEY SENIOR FUNDING, INC. as administrative agent on behalf of the lenders party to the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”) and the lenders party hereto.
PRELIMINARY STATEMENTS:
WHEREAS, the Borrowers, the Parent, the Administrative Agent and certain lenders entered into that certain Credit Agreement, dated as of May 12, 2011 (as amended, amended and restated, supplemented, waived or otherwise modified prior to the date hereof, the “Credit Agreement” and as further amended pursuant to this Amendment, the “Amended Credit Agreement”; capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement);

WHEREAS, the Borrowers desire, pursuant to Section 2.17 of the Credit Agreement, to obtain Credit Agreement Refinancing Indebtedness in the form of Term Loans (the “Sixth Amendment Term Loans”), the Net Cash Proceeds of which shall be used to prepay in full all of the Term Loans (the “Existing Term Loans”) outstanding under the Credit Agreement as of the Effective Date (as defined below) (the “Refinancing”);

WHEREAS, the Sixth Amendment Term Lenders (as defined below) party hereto have agreed to provide $990,121,249.97 in aggregate principal amount of Sixth Amendment Term Loans, in each case in the amount indicated on the signature page of such Sixth Amendment Term Lender, in accordance with the terms and conditions set forth herein and in the Credit Agreement;

WHEREAS, the Borrowers, the Parent, the Administrative Agent and the Term Lenders have agreed to amend the Credit Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

SECTION 1.Effective Date Transactions. With effect from and including the Effective Date (as defined below), each Person identified on the signature pages hereof as an Existing Lender, an Increasing Lender or a New Lender (each, a “Sixth Amendment Term Lender”) shall become party to the Amended Credit Agreement as a “Term Lender” and shall have a Term Commitment in the amount set forth in Column D or Column E (as applicable) on the signature page to this Amendment for such Sixth Amendment Term Lender (such Term Commitment, a “Sixth Amendment Term Commitment”) (subject to the terms of the cashless settlement letter of even date herewith) and shall have all of the rights and obligations of a “Lender” and a “Term Lender” under the Amended Credit Agreement and the other Loan Documents.

Amendment No. 6 to
Credit Agreement

(b)On the Effective Date after giving effect to the Refinancing, each Term Lender with an Existing Term Loan (such Term Lender, an “Existing Term Lender”) shall cease to be a Term Lender party to the Credit Agreement, and all accrued and unpaid fees and other amounts payable under the Credit Agreement for the account of each Existing Term Lender shall be due and payable on such date; provided that the provisions of Article 3 and Sections 10.04 and 10.05 of the Credit Agreement shall continue to inure to the benefit of each Existing Term Lender after the Effective Date.
(c)On the Effective Date:
(i)    Each Sixth Amendment Term Lender, severally and not jointly, shall make a Sixth Amendment Term Loan (as defined below) to the BV Borrower in accordance with this Section 1(c) and Section 2.01 of the Credit Agreement by delivering to the Administrative Agent immediately available funds in an amount equal to its Sixth Amendment Term Commitment;
(ii)    The BV Borrower shall prepay in full the Existing Term Loans by:

(A)
delivering to the Administrative Agent funds in an amount equal to the excess of (1) the aggregate of the Existing Term Loan Prepayment Amounts (as defined below) for all of the Existing Term Lenders (except to the extent otherwise agreed by any Existing Term Lender) over (2) the New Lender Net Funding Amount (as defined below) (such excess, the “Borrowers’ Payment”); and

(B)
directing the Administrative Agent to apply the funds made available to the Administrative Agent pursuant to Section 1(c)(i) hereof, net of fees and expenses as agreed by the Borrowers and the Administrative Agent (the “New Lender Net Funding Amount”), along with the Borrowers’ Payment, to prepay in full the Existing Term Loans; and

(iii)    the Administrative Agent shall apply the New Lender Net Funding Amount and the Borrowers’ Payment to pay to each Existing Term Lender an amount equal to such Existing Term Lender’s Existing Term Loan Prepayment Amount (except as otherwise agreed by such Existing Term Lender).
“Existing Term Loan Prepayment Amount” shall mean, for each Existing Term Lender, the sum of (i) the aggregate principal amount of Existing Term Loans owing to such Existing Term Lender on the Effective Date plus (ii) all accrued and unpaid interest on such Existing Term Lender’s Existing Term Loans as of the Effective Date plus (iii) any other amounts payable to such Existing Term Lender under the Loan Documents in respect of its Existing Term Loans as of the Effective Date, including any amounts owing pursuant to Article 3 of the Credit Agreement.

(d)    The Sixth Amendment Term Loans made on the Effective Date pursuant to Section 1(c) shall constitute Eurodollar Loans having an initial Interest Period ending on August 11, 2015. The Existing Term Lenders signatory hereto and the Sixth Amendment Term Lenders (which constitute the Required Lenders) hereby consent to such Interest Period, notwithstanding anything to the contrary in Section 2.02 of the Amended Credit Agreement.

Amendment No. 6 to
Credit Agreement

SECTION 2.Amendments to Credit Agreement. The Credit Agreement is, subject to the satisfaction (or waiver by the Administrative Agent) of the conditions precedent set forth in Section 4, hereby amended as follows:
(a)Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions thereto in proper alphabetical order:
“Guarantor Affirmation” has the meaning given to such term in Section 12 of the Sixth Amendment.
“Sixth Amendment” means that certain Amendment No. 6 to Credit Agreement, dated as of May 11, 2015, among the BV Borrower, the US Borrower, the Parent, Morgan Stanley Senior Funding, Inc., as administrative agent, Morgan Stanley Senior Funding, Inc. and Barclays Bank PLC, as joint lead arrangers and joint bookrunners, and certain Lenders party thereto.
“Sixth Amendment Effective Date” means the date on which all of the conditions contained in Section 4 of the Sixth Amendment have been satisfied or waived by the Administrative Agent.

“Sixth Amendment Term Loans” has the meaning given to such term in the recitals of the Sixth Amendment.

(b)Section 1.01 of the Credit Agreement shall be further amended as follows:

(i)    The definition of “Applicable Rate” is amended as follows:

(C)	clause (a) thereof is amended in its entirety to read as follows:

“(a)     with respect to Term Loans (i) for Eurodollar Rate Loans, 2.25% and (ii) for Base Rate Loans, 1.25%;”

(D)	clause (b) thereof is amended by adding the word “and” at the end thereof; and

(E)	clause (c) thereof is deleted; and

(F)	clause (d) thereof is re-lettered accordingly.

(ii)    The definition of “Base Rate” is amended as follows:

(A)	clause (ii) thereof is amended by deleting “and” at the end thereof;

(B)	clause (iii) thereof is amended by replacing “.” at the end of the clause and adding “; and” at the end thereof; and

Amendment No. 6 to
Credit Agreement

(C)	adding a clause (iv) thereto immediately after the existing clause (iii) as follows:

“(iv) in the case of Base Rate Loans that are Term Loans, if greater than the rate determined by the Administrative Agent pursuant to the foregoing clauses (i) – (iii), 1.75%.”

(iii)    The definition of “Base Rate Loan” is amended by deleting the proviso at the end thereof.

(iv)    The definition of “Eurodollar Rate” is amended as follows:

(A)	clause (b) thereof is amended by adding “or” at the end thereof;

(B)	clause (c) thereof is amended by replacing “, or” at the end of the clause and adding “.” at the end thereof; and

(C)	clause (d) thereof is deleted.

(v)    The definition of “Maturity Date” is amended in its entirety to read as follows:
“(a) with respect to the Revolving Credit Facility, March 26, 2020, and (b) with respect to the Term Loan Facility, October 14, 2021.”
(c)    The second sentence of Section 2.01(a) of the Credit Agreement shall be amended by deleting the period at the end thereof and adding the following proviso at the end thereof:
“; provided that from and after the Sixth Amendment Effective Date, all references to a “Term Loan” or to “Term Loans” shall be deemed to refer to Sixth Amendment Term Loans.”

(d)    Section 2.05(a) of the Credit Agreement shall be amended by adding a sub-clause (vii) thereto immediately after the existing Section 2.05(a)(vi) as follows:

“(vii) At the time of the effectiveness of any Repricing Event that is consummated prior to the 12-month anniversary of the Sixth Amendment Effective Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Term Loans which are repaid or prepaid pursuant to such Repricing Event, a fee in an amount equal to 1.00% of the aggregate principal amount of all Term Loans prepaid (or converted) in connection with such Repricing

Amendment No. 6 to
Credit Agreement

Event. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Event.”

(e)    Section 2.07(a) of the Credit Agreement is amended in its entirety to read as follows:

“Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Term Lenders the aggregate outstanding principal amount of the Term Loans in quarterly installments payable on the last Business Day of each March, June, September and December, commencing on June 30, 2015, in an amount equal to (x) on each such date occurring on or prior to the Maturity Date, 0.25% of the sum of the aggregate principal amount of the Term Loans outstanding and (y) the balance on the Maturity Date for the Term Loan Facility, which amount, in each case, shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05; provided, however, that the final principal installment shall be repaid on the Maturity Date for the Term Loans and in any event shall be in an amount equal to the aggregate principal amount of the Term Loans outstanding on such date.”

(f)    Section 6.11 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Use of Proceeds. Use the proceeds of the Credit Extensions (i) in the case of the Term Loans (other than, for the avoidance of doubt, Sixth Amendment Term Loans), to finance the Transactions, (ii) in the case of Sixth Amendment Term Loans, to prepay in full all Closing Date Term Loans, Second Amendment Term Loans and Third Amendment Term Loans outstanding hereunder as of the Sixth Amendment Effective Date (immediately prior to giving effect to the Sixth Amendment) and all other Obligations in respect thereof, (iii) to pay fees and expenses incurred in connection with the Transactions and (iv) to provide ongoing working capital and for other general corporate purposes of the Borrowers and their Subsidiaries (including Permitted Acquisitions).”

(g)    Article 6 of the Credit Agreement is hereby amended by adding a new Section 6.21 thereto, which reads as follows:

“SECTION 6.21. Post-Sixth Amendment Effective Date Covenant. Within the time periods as provided in the Guarantor Affirmation (or such later date as the Administrative Agent may agree in its reasonable discretion), deliver to the Administrative Agent each item specified therein, in each case in form and substance reasonably satisfactory to the Administrative Agent.”

(h)    With effect from the Effective Date, each Sixth Amendment Term Loan made on the Effective Date in accordance with Section 1(c) hereof shall constitute, for all purposes of the Amended Credit Agreement, a Sixth Amendment Term Loan made pursuant to the Amended Credit Agreement and this Amendment; provided that, pursuant to this Amendment, each such Sixth Amendment Term Loan shall constitute a “Term Loan” for all purposes of the Amended Credit Agreement, each such Sixth Amendment Term Commitment shall constitute a “Term Commitment” for all purposes of the Amended Credit Agreement,

Amendment No. 6 to
Credit Agreement

and all provisions of the Amended Credit Agreement applicable to Term Loans and Term Commitments shall be applicable to such Sixth Amendment Term Loans and Sixth Amendment Term Commitments, respectively.

(i)    The Sixth Amendment Term Commitments provided for hereunder shall terminate on the Effective Date immediately upon the borrowing of the Sixth Amendment Term Loans pursuant to Section 1(c).

(j)    It is understood and agreed that (x) immediately following the consummation of the transactions described in Section 1, the Sixth Amendment Term Lenders constitute the Required Lenders and (y) the Sixth Amendment Term Lenders and the Existing Term Lenders signatory hereto hereby consent to the changes to the Credit Agreement set forth in this Section 2, and the terms of the cashless settlement letter of even date herewith, all of which shall become effective immediately following the consummation of the transactions described in Section 1.

SECTION 3. Reference to and Effect on the Loan Documents.
(a)On and after the Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement, as amended by this Amendment. For the avoidance of doubt, this Amendment shall also constitute a Loan Document under the Credit Agreement, as amended by this Amendment.
(b)The Credit Agreement, as specifically amended by this Amendment, and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby in all respects ratified and confirmed.
(c)Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor shall it constitute a waiver of any provision of the Credit Agreement or any Loan Document.
SECTION 4.Conditions of Effectiveness for Amendment. This Amendment shall become effective as of the date (the “Effective Date”) on which the following conditions shall have been satisfied (or waived by the Administrative Agent):
(a)The Administrative Agent shall have received counterparts of this Amendment executed by the BV Borrower, the US Borrower, the Parent and the Required Lenders on, or prior to, 12:00 p.m., New York City time on May 5, 2015 (the “Consent Deadline”);
(b)The Administrative Agent shall have received a certificate of the BV Borrower dated as of the Effective Date signed on behalf of the BV Borrower by a Responsible Officer of the BV Borrower, certifying on behalf of the Borrowers that:
(i)immediately before and after giving effect to this Amendment and the transactions contemplated hereby, the representations and warranties set forth in Article 5 of the Credit Agreement (as amended by this Amendment) and in the other Loan Documents are true and correct in all material respects as of the Effective Date, with the same effect as though made on and as of such date, except (A) to the extent that such representations and warranties specifically refer

Amendment No. 6 to
Credit Agreement

to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, (B) that for purposes of this Section 4(b), the representations and warranties contained in Sections 5.05(a) and 5.05(b) of the Credit Agreement (as amended by this Amendment) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and 6.01(b) of the Credit Agreement (as amended by this Amendment) and, in the case of the financial statements furnished pursuant to Section 6.01(b) of the Credit Agreement (as amended by this Amendment), the representations contained in Section 5.05(a) of the Credit Agreement (as amended by this Amendment), as modified by this clause (B), shall be qualified by the statement that such financial statements are subject to the absence of footnotes and year-end audit adjustments, (C) to the extent that such representations and warranties contain a materiality qualification, such representations and warranties shall be accurate in all respects and (D) to the extent a limited waiver of compliance with such representations and warranties was granted pursuant to Section 11 of the Fifth Amendment or Section 11 of this Amendment; and
(ii)each of the Specified Representations (as defined below) shall be true and correct in all material respects as of the Effective Date. “Specified Representations” means the representations and warranties of the Loan Parties set forth in the Patriot Act Representation (as defined below), the Sanctions Representation (as defined below) and the Anti-Corruption Representation (as defined below). For purposes of this clause (ii), the following terms shall have the meanings given to them below:

“Patriot Act Representation” means the representation and warranty to the Administrative Agent by each Loan Party that, to the extent applicable, each of the Parent and its Subsidiaries is in compliance in all material respects with the Patriot Act and any enabling legislation or executive order relating thereto;

“Sanctions Representation” means the representation and warranty to the Administrative Agent by the Parent that no part of the proceeds of any Credit Extension will be used, directly or indirectly, for any purpose which would violate applicable Sanctions.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury;

“Sanction” means any sanction administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority; and

“Anti-Corruption Representation” means the representation and warranty to the Administrative Agent by each Loan Party that no part of the proceeds of any Credit Extension will be used, directly or indirectly, for any purpose which would breach the US Foreign Corrupt Practices Act of 1977 (as amended).

(c)     Immediately prior to and after giving effect to the Effective Date, no Default or Event of Default has occurred and is continuing;

(d)    The Administrative Agent shall have received such certificates or resolutions or incumbency certificates of the Borrowers and the Parent as the Administrative Agent may reasonably require

Amendment No. 6 to
Credit Agreement

evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment;

(e)    The Administrative Agent shall have received such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Borrowers and the Parent is validly existing and in good standing in its jurisdiction of organization (to the extent such concept exists in such jurisdiction);

(f)    To the extent invoiced at least three Business Days prior to the Effective Date, all reasonable and documented fees and out-of-pocket expenses payable to the Administrative Agent shall have been paid to the extent due and payable in accordance with Section 7 of this Amendment and Section 10.04 of the Credit Agreement;

(g)    The Administrative Agent shall have received, for the ratable account each Term Lender that consents to this Amendment, a fee equal to 0.25% of the aggregate principal amount of the outstanding Term Loans as of the Effective Date; and

(h)     The Administrative Agent shall have received a customary legal opinion, addressed to the Administrative Agent and the Term Lenders, in form, scope and substance reasonably acceptable to the Administrative Agent from each of (i) Nixon Peabody LLP, counsel to the Loan Parties and (ii) Loyens & Loeff N.V., Netherlands counsel to the Loan Parties; and

SECTION 5.Representations and Warranties. Each of the Parent and the Borrowers hereby represents and warrants to the Administrative Agent that:

(a)    on and as of the date hereof (i) it has all requisite corporate or other power and authority to enter into and perform its obligations under this Amendment, the Credit Agreement as amended hereby and the other Loan Documents to which it is a party, and (ii) this Amendment has been duly authorized, executed and delivered by it; and
(b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid and binding obligations of such party, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

SECTION 6.New Lenders and Increasing Lenders. If any Term Lender declines or fails to consent to this Amendment by returning an executed counterpart of this Amendment to the Administrative Agent prior to the Consent Deadline, then pursuant to and in compliance with the terms of Section 10.01 of the Credit Agreement, such Term Lender may be replaced and its commitments and/or obligations purchased and assumed by either a New Lender or an Existing Lender which is willing to increase its Term Loans as set forth on such Lender’s signature page hereto upon execution of this Amendment (which will also be deemed to be the execution of an Assignment and Assumption Agreement).

SECTION 7.Costs and Expenses. The Borrowers agree that all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation,

Amendment No. 6 to
Credit Agreement

execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder or in connection herewith (including, without limitation, the Attorney Costs of one counsel for all Lenders and the Administrative Agent (which shall be Shearman & Sterling LLP)), are expenses that the Borrowers are required to pay or reimburse pursuant to Section 10.04 of the Credit Agreement.

SECTION 8.Execution in Counterparts. This Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Amendment, including by email with a pdf copy hereof attached, shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 9.Taxes. For purposes of determining U.S. federal withholding taxes imposed by FATCA, from and after the Effective Date, the Borrowers and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Term Loans as not qualifying as a “grandfathered obligation” within the meaning of Section 1.1471-2(b)(2)(i) of the United States Treasury Regulations.

SECTION 10.Governing Law and Waiver of Right of Trial by Jury. This Amendment is subject to the provisions of Sections 10.17 and 10.18 of the Credit Agreement relating to governing law, waiver of right to submission to jurisdiction, venue and waiver of trial by jury, the provisions which are by this reference incorporated herein in full.

SECTION 11.Limited Waiver and Consent. The Administrative Agent and the Lenders parties hereto hereby agree to waive compliance with all covenants and/or representations and warranties in the Loan Documents relating to the perfection of any security interest under, or enforceability of, any Collateral Document on the Effective Date and for a period of 90 days after the Effective Date (as such time period may be extended in the reasonable discretion of the Administrative Agent), provided that the foregoing waiver shall only waive compliance with (i) perfection requirements in respect of any change to the Secured Obligations pursuant to this Amendment and (ii) enforceability requirements relating to enforceability in respect of such change to the Secured Obligations.  During this 90 day period (as such time period may be extended in the reasonable discretion of the Administrative Agent) the Borrowers and the Parent will procure that the Guarantors amend or enter into such Collateral Documents to reflect the amendments hereunder and will take all requisite actions as shall be set forth in the Guarantor Affirmation referenced below to ensure that it has granted in favor of the Administrative Agent for the benefit of the Secured Parties, a valid and, to the extent required under the Collateral Documents to which it is a party, perfected security interest in its Collateral, as defined in such Collateral Documents. The Administrative Agent and the Lenders party hereto agree that nothing herein shall abrogate the agreements made by the Administrative Agent and the Lenders party to the Fifth Amendment in Section 11 thereof.
SECTION 12.Post-Effective Date Obligations. The Borrowers and the Parent shall procure that each Guarantor, within five Business Days after the Effective Date (or such later date as the Administrative Agent may agree in its reasonable discretion), enter into an affirmation agreement (the “Guarantor Affirmation”) (a) acknowledging and consenting to this Amendment; (b) ratifying and confirming

Amendment No. 6 to
Credit Agreement

all of its respective obligations and liabilities under the Loan Documents (as amended by this Amendment) to which it is a party and ratifying and confirming that such obligations and liabilities remain in full force and effect and extend to and continue in effect with respect to, and continue to guarantee and secure, as applicable, the obligations of the Borrowers under the Credit Agreement; (c) acknowledging and confirming that, subject to Section 11 above, the liens and security interests granted by it pursuant to the Collateral Documents to which it is a party are and continue to be valid and perfected (if and to the extent required to be perfected under the Collateral Documents to which it is a party) liens and security interests in the Collateral (subject only to Liens permitted under the Loan Documents) that secure all of the obligations of such Guarantor under the Loan Documents to which it is a party to the same extent that such liens and security interests in the Collateral were valid and perfected (if and to the extent required to be perfected under the Collateral Documents to which it is a party) immediately prior to giving effect to the execution and delivery of this Amendment; (d) acknowledging and agreeing that such Guarantor does not have any claim or cause of action against the Administrative Agent or any Lender (or any of its respective directors, officers, employees, or agents) on or prior to the date hereof; and (e) acknowledging, affirming, and agreeing that such Guarantor does not have any defense, claim, cause of action, counterclaim, offset or right of recoupment of any kind or nature against any of its obligations, indebtedness or liabilities to the Administrative Agent or any Lender on or prior to the date hereof. The Borrowers and the Parent shall further procure that, in connection with the entry into the Guarantor Affirmation, each Loan Party that is party thereto shall deliver (A) such certificates or resolutions or incumbency certificates of such Loan Party as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with the Guarantor Affirmation, (B) such documents and certifications as the Administrative Agent may reasonably require to evidence that each such Loan Party is validly existing and in good standing in its jurisdiction of organization (to the extent such concept exists in such jurisdiction), and (C) customary legal opinions, addressed to the Administrative Agent and the Term Lenders, in form, scope and substance reasonably acceptable to the Administrative Agent from each of (i) Nixon Peabody LLP, counsel to the Loan Parties and (ii) special foreign counsel referred to in the Guarantor Affirmation.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Amendment No. 6 to
Credit Agreement

IN WITNESS WHEREOF, the parties have caused this Amendment No. 6 to Credit Agreement to be executed by their respective authorized officers as of the date first above written.

SENSATA TECHNOLOGIES B.V.,
as BV Borrower

By:	/s/ Geert Braaksma Name: Geert Braaksma Title: Director

SENSATA TECHNOLOGIES FINANCE COMPANY, LLC,
as US Borrower

By:	/s/ Jeffrey Cote Name: Jeffrey Cote Title: Chief Operating Officer

SENSATA TECHNOLOGIES INTERMEDIATE HOLDING B.V.,
as Parent

By:	/s/ Geert Braaksma Name: Geert Braaksma Title: Director

Signature Page to
Amendment No. 6 to Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent

By:	/s/ Jonathan Rauen Name: Jonathan Rauen Title: Authorized Signatory

Signature Page to
Amendment No. 6 to Credit Agreement